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                                                                    Exhibit 10.1


THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES ACT AND MAY NOT BE TRANSFERRED WITHOUT REGISTRATION UNDER SUCH ACTS OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED.

REAL MEDIA, INC.

STOCK OPTION AGREEMENT

Date of Grant:  ________________

            This Stock Option Agreement (the "Agreement") is made and entered into as of the date of grant specified above (the "Date of Grant"), by and between REAL MEDIA, INC., a Delaware corporation (the "Company"), and _______________________________________ ("Grantee").

            WHEREAS, Grantee is employed by the Company as National Account Manager, and as compensation for the services provided by the Grantee as _______________________ of the Company, the Company desires to issue to the Grantee an option to purchase the Company's Common Stock, par value $.001 per share (the "Stock").

            NOW THEREFORE, in consideration of the foregoing, the parties hereto, intending to be legally bound hereby, agree as follows:

1.    Grant of Option.

            Subject to the terms and conditions hereinafter set forth, the Company hereby grants to the Grantee an option to purchase up to three thousand (3,000) shares of Stock at a price of two dollars and seventy cents ($2.70) per share (the "Exercise Price"). Such option is hereinafter referred to as the "Option", and the shares of Stock purchasable upon exercise of the Option are hereinafter referred to as the "Option Shares".

2.    Period for Vesting and Exercise of Option.

            Subject to such further limitations as are provided herein,

      (a) One eighth of the total Options granted under this Agreement shall become exercisable ("vest") on August 15, 1999, and thereafter one eighth of the total Options granted under this Agreement shall vest every 90 days after the then most recent date on which one eighth of the Options have vested until all such Options vest.

      (b) Grantee may exercise the Options to purchase Option Shares at the Exercise Price per Option Share until the Expiration Date (hereafter defined).


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      (c)   The Expiration Date shall be the earlier of (i) the tenth
anniversary of the date of Grant or (ii) ninety (90) days following the date the Grantee's employment with the company ceases for any reason (including without limitation, by death, disability, resignation or removal, with or without cause) at which time this Agreement shall terminate.

      (d) Notwithstanding the foregoing, in the event either (i) shares of the Company's voting stock entitled to cast more than fifty percent (50%) of the votes entitled to be cast by all voting stock or (ii) more than seventy-five percent (75%) in value of the assets of the Company, are sold in one transaction or in a series of related transactions, all of which occur within a period of not more than ninety (90) days; then the Option shall immediately vest and become exercisable with respect to all Option Shares not previously purchased in the same manner and to the same extent as though the date of commencement of the exercise period above prescribed had then arrived.

3.    Manner of Exercise of Option.

      (a) The Grantee (or his heirs, executors or administrators), may exercise the option with respect to all or any part of the number of Option Shares exercisable hereunder by giving the Secretary of the Company written notice of exercise. The notice of exercise shall specify the number of Option Shares as to which the Option is to be exercised and the date of exercise thereof, which date shall be at least five (5) days after the giving of such notice unless an earlier time shall have been mutually agreed upon.

      (b) Notice of exercise of the Option shall be accompanied by a written statement, signed by the Grantee (or his heirs, executors or administrators), and in form satisfactory to the Company, that the shares are being purchased for the Grantee's own account, for investment and not with a view to distribution, and that the Grantee has no present intention of dividing his interest in the shares with others or of reselling or otherwise disposing of the shares. The certificates for Option Shares issued without registration with the Securities and Exchange Commission shall bear a legend substantially in the following form:

            "The Securities represented by this certificate have not been registered under the Securities Act of 1933 (the "Act") or applicable state securities laws (the "State Acts"), and shall not be sold, pledged, hypothecated, donated, or otherwise transferred (whether or not for consideration) by the holder except upon the issuance to the Corporation of a favorable opinion of its counsel and/or the submission to the Corporation of such other evidence as may by satisfactory to counsel for the Corporation, to the effect that any such transfer shall not be in violation of the Act or the State Acts."

Such statement and legend shall not be required in the event the Option Shares are registered with the Securities and Exchange Commission.


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      (c)   Full payment in U.S. dollars of the Exercise Price for the Option
Shares purchased shall be made in cash or by certified or bank cashier's check, on or before the exercise date specified in the notice of exercise.

      (d) on the exercise date specified in the Grantee's notice or as soon thereafter as is practicable, the Company shall cause to be delivered to the Grantee a certificate or certificates registered in the name of the Grantee for the Option Shares then being purchased, upon full payment for such Option Shares. in addition to the legend provided for in Section 3(b) hereof, if required, said certificates shall be subject to the same restrictions and shall bear the same legends as other shares of the Stock would be subject to and bear if issued on the same date.

      (e) if the Grantee fails to pay for any of the Option Shares specified in such notice on or before the date specified in such notice or fails to accept delivery thereof, the Grantee's right to purchase such Option Shares may be terminated by the Company. The date specified in the Grantee's notice as the date of exercise shall be deemed the date of exercise of the option, provided that payment in full for the Option Shares to be purchased upon such exercise shall have been received by such date.

4.    Adjustments of and Changes in Stock.

            If at any time the Company shall:

            (i) take a record of the holders of its Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, additional shares of its Stock;

            (ii) subdivide its outstanding shares of its Stock into a larger number of shares of Stock; or

            (iii) combine its outstanding shares of Stock into a smaller number of shares of Stock;

then the number of Option Shares immediately after the occurrence of any such event shall be adjusted to equal the number of shares of Stock which a record holder of the number of Option Shares immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event. The Exercise Price per Option Share immediately after the occurrence of any such event shall be adjusted by multiplying the Exercise Price by a fraction, the numerator of which shall be the number of Option Shares immediately prior to such occurrence and the denominator of which shall be the number of Option Shares as adjusted pursuant to the preceding sentence.

5.    No Rights as Stockholder Prior to Exercise.

            The Grantee shall have none of the rights and privileges of a stockholder of the Company with respect to any of the Option Shares prior to the date of issuance of such Option Shares.


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6.    Non-Transferability of Option, Option Shares; Entire Agreement.

      (a) During the Grantee's lifetime, the Option hereunder shall be exercisable only by the Grantee or any guardian or legal representative of the Grantee, and the Option shall not be transferable except, in case of the death of the Grantee, by will or the laws of descent and distribution, nor shall the Option be subject to attachment, execution or other similar process. In the event of (i) any attempt by the Grantee to alienate, assign, pledge, hypothecate or otherwise dispose of the Option, except as provided for herein, or (ii) the levy of any attachment, execution or similar process upon the rights or interest hereby conferred, which shall not be released or discharged within thirty (30) days after entry, the Company may terminate the option by notice to the Grantee and it shall thereupon become null and void.

      (b) Grantee may not offer, sell, transfer, pledge or mortgage Option Shares to any person without the prior written consent of the Company except pursuant to this Section 6(b).

            (i) If the Grantee desires to sell any Option Shares, then prior thereto, the Grantee shall first obtain a bona fide written offer from an independent third party for the purchase for cash of such Option Shares (the Option Shares being subject to the bona fide offer being hereinafter referred to as the "Offered Option Shares"). The Grantee shall then deliver to the Company written notice stating the terms of the bona fide offer, the name and address of the person making the offer and a copy of the offer (hereinafter referred to as the "Notice").

            (ii) Simultaneously with delivery of the Notice, the Grantee shall offer in writing to sell to the Company the Offered Option Shares, on terms at a price per share at least as favorable to the Company as the price and terms stipulated in the Notice (the "Offer Price"). The Company may (and, at the written direction of the Company's Board of Directors, purchase all (but not less than all) of the Offered Option Shares by delivering written notice thereof to the Grantee within 45 days after receipt by the Company of the Notice.

            (iii) If the Company does not exercise its option granted pursuant to Section 6(b)(ii) hereof, the Grantee may sell all (but not less than all) of the Offered Option Shares, but only to the person making, and in accordance with the terms and conditions of, the bona fide offer accompanying the Notice, and subject to the conditions that (i) such sale is consummated no later than 45 days following the expiration of the offer to the Company described in Section 6(b)(ii) hereof, and (ii) the purchaser agrees in writing to be bound by the terms of this Agreement and the Stockholders Agreement dated August 31, 1996 by and among the Company and the Company's stockholders as a stockholder by executing counterparts to such agreements. if such sale has not been consummated within such 45 day period, the offered Option Shares shall then become subject to all the restrictions of this Agreement.

            (iv) Should Grantee be deemed by the Company's Board of Directors to have violated any of the restrictions set forth herein, the Company shall have the right, but not the obligation, for a period of sixty (60) days following such determination, to repurchase all of the Option Shares then owned of record by Grantee at the Exercise Price.


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      (c)   This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and supersedes all prior discussions, agreements and understandings of any and every nature between them.

7.    Governing Law.

            The validity, construction, interpretation and effect of this Agreement shall exclusively be governed by and determined in accordance with the law of the state of Delaware, except to the extent pre-empted by federal law, which shall to that extent govern.

            IN WITNESS WHEREOF, the parties having read the foregoing document and having agreed to it, REAL MEDIA, INC. has caused its duly authorized officers to execute and attest to this Agreement and to apply the corporate seal hereto, and the Grantee has placed his signature hereon, effective as of the Date of Grant.


ATTEST:                                      REAL MEDIA, INC.





                                             By:
-------------------------------                 --------------------------------
Its Secretary                                Its:
                                                 -------------------------------




                                             -----------------------------------
                                             Grantee


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